New Age Alpha Variable Funds Trust N-1A

Exhibit 99.(j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses dated September 3, 2024, and each included in this Post-Effective Amendment No. 2 to the Registration Statement (Form N-1A; File No. 333-277581) of New Age Alpha Variable Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 27, 2024, with respect to the financial statements and financial highlights of StylePlus – Large Core Fund, Smid Cap Value Fund, StylePlus – Mid Growth Fund, World Equity Income Fund, Alpha Opportunity Fund, Market Neutral Real Estate Fund, Risk Managed Real Estate Fund, Directional Allocation Fund, Large Cap Value Fund, RBP Dividend Fund, Large-Cap Defensive Fund and Large-Cap Value Fund (9 of the funds constituting Guggenheim Variable Funds Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

September 3, 2024